UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2006

THE READER'S DIGEST ASSOCIATION, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-10434 (Commission File Number)	13-1726769 (I.R.S. Employer Identification Number)
Pleasantville, New York (Address of principal executive offices)	10570-7000 (Zip Code)

Registrant's telephone number, including area code:
(914) 238-1000

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14a-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Page 1 of 26 pages.

SECTION 7. REGULATION FD

ITEM 7.01. Regulation FD Disclosure.

Furnished herewith is the following:

Presentation of Eric W. Schrier, President and Chief Executive Officer of The Reader’s Digest Association, Inc., delivered at the Merrill Lynch Advertising/Marketing, Education & Information Conference on March 1, 2006. (Exhibit 99.1)

Previously Announced Fiscal 2006 Guidance - Management uses Fiscal 2006 Guidance to assess the Company’s actual performance relative to its full-year expectations on a per share basis. The Company’s previously announced full-year earnings per share guidance excluded restructuring charges and other items that could not have been forecasted at that time. During 2006, items identified to date include the non-cash Books Are Fun (BAF) goodwill charge.

Reconciliation of Expected GAAP EPS to Previously Announced Fiscal 2006 Guidance	EPS
Expected GAAP Fiscal 2006 loss per share	$(1.04) - $(0.94)
Less:
BAF Goodwill Charge*	$(1.94)
Previously Announced Fiscal 2006 Guidance	$0.90 - $1.00
________
*As disclosed in the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2005.

SECTION 9. FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01    Financial Statements and Exhibits.

(c)	Exhibits

Furnished herewith is the following:

Number	Description
99.1
Presentation of Eric W. Schrier, President and Chief Executive Officer of The Reader’s Digest Association, Inc., delivered at the Merrill Lynch Advertising/Marketing, Education & Information Conference on March 1, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE READER'S DIGEST ASSOCIATION, INC.
(Registrant)

Date: March 6, 2006	/s/ Michael S. Geltzeiler
Michael S. Geltzeiler
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1
Presentation of Eric W. Schrier, President and Chief Executive Officer of The Reader’s Digest Association, Inc., delivered at the Merrill Lynch Advertising/Marketing, Education & Information Conference on March 1, 2006.